UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 28, 2014 (January 22, 2014)

GLOBAL BRASS AND COPPER
HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 N. Martingale Road Suite 1050
Schaumburg, IL 60173
(Address of principal executive offices)

(847) 240-4700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On January 22, 2014, Global Brass and Copper Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Halkos Holdings, LLC, as selling stockholder (the “Selling Stockholder”), and Morgan Stanley & Co. LLC, as the underwriter (the “Underwriter”), relating to a secondary public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Prior to the secondary public offering, the Selling Stockholder was the beneficial owner of 34.4% of the Company’s common stock.  Under the Underwriting Agreement, the Selling Stockholder, which is an affiliate of KPS Capital Partners, LP, agreed to sell 6,400,000 shares of Common Stock to the Underwriter at a purchase price per share of $16.25. The Underwriting Agreement also provides the Underwriter with an option to purchase up to an additional 910,000 shares of Common Stock from the Selling Stockholder to cover over-allotments within 30 calendar days after the date of the Underwriting Agreement. The secondary public offering closed on January 28, 2014. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 5.02	Election of Director

On January 28, 2014, Donald L. Marsh was elected to the board of directors of the Company.  Mr. Marsh was President, Principal Executive Officer and Chief Operating Officer of Castle Brands, Inc., a publicly traded distillery company, from November 2007 to October 2008.  Prior to that, he was a consultant to Castle Brands from March 2007.  Mr. Marsh was chief financial officer and head of corporate development for Commonwealth Industries, Inc., previously a publicly traded aluminum manufacturer, from 1996 to 2005.  Additionally, Mr. Marsh has served in several other management capacities at other companies.

There are no understandings or arrangements between Mr. Marsh and any other person pursuant to which Mr. Marsh was selected to serve as a director. Mr. Marsh will serve on the Audit, Compensation and Nominating and Governance Committees.  As compensation for his service on the board and the applicable board committees, Mr. Marsh is entitled to receive the Company’s standard cash compensation for non-employee directors and board committee members.  Mr. Marsh will be indemnified pursuant to the standard director indemnification agreement.  Mr. Marsh does not have any other relationships requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

              (d)          Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 22, 2014, among Global Brass and Copper Holdings, Inc., the selling stockholder listed on Schedule I thereto and Morgan Stanley & Co. LLC, as the underwriter thereto.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Scott B. Hamilton
Name:	Scott B. Hamilton
Title:	General Counsel and Secretary

Dated: January 28, 2014

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EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 22, 2014, among Global Brass and Copper Holdings, Inc., the selling stockholder listed on Schedule I thereto and Morgan Stanley & Co. LLC, as the underwriter thereto.

4